Rick L. Catt, President                                   FOR IMMEDIATE RELEASE
 And Chief Executive Officer                                 August 14, 1998
First Robinson Financial Corporation
501 East Main Street
Robinson, IL 62454


                  First Robinson Financial Corporation Reports
                           Stock Repurchase Completed
                           --------------------------


Robinson,  Illinois:  First Robinson Financial  Corporation (OTC Bulletin Board:
"FRFC"), the holding company for First Robinson Savings Bank, National Association, today announced the completion of a stock repurchase plan. The Company has purchased 42,981 shares or 5% of the outstanding shares of First Robinson Financial Corporation as approved by the Company's board of directors.

The Company has also purchased an additional 42,981 shares or 5% of the outstanding shares of First Robinson Financial Corporation as described in the Company's Recognition and Retention Plan approved by vote of the stockholders of the Company at their annual meeting, July 29, 1998.

As of June 30, 1998, First Robinson Financial Corporation had assets of $80.6 million, liabilities of $67.8 million and stockholders' equity of $12.8 million. Through its banking subsidiary, the Company operates four offices in Robinson, Palestine and Oblong, Illinois.